NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2018 RESULTS

•	Second quarter 2018 net revenue of $366.8 million, as compared to $330.7 million in the comparable prior year quarter, an increase of 10.9%.

•	Second quarter 2018 GAAP net loss of $5.2 million, as compared to net income of $14.6 million in the comparable prior year quarter.

◦	Second quarter 2018 non-GAAP net income of $18.6 million, as compared to $19.9 million in the comparable prior year quarter.

•	Second quarter 2018 GAAP net loss per diluted share of $0.17, as compared to net income per diluted share of $0.44 in the comparable prior year quarter.

◦	Second quarter 2018 non-GAAP net income per diluted share of $0.57, as compared to $0.60 in the comparable prior year quarter.

•
Business outlook[1]: Company expects third quarter 2018 net revenue to be in the range of $380 million to $395 million, with GAAP operating margin in the range of (2.2)% to (1.2)% and non-GAAP operating margin in the range of 4.0% to 5.0%. Additionally, the Company expects the GAAP tax rate to be approximately 108.0% and non-GAAP tax rate to be approximately 23.5%.

SAN JOSE, California - July 23, 2018 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the second quarter ended July 1, 2018.

Net revenue for the second quarter ended July 1, 2018 was $366.8 million, as compared to $330.7 million in the second quarter ended July 2, 2017, and $345.0 million in the first quarter ended April 1, 2018. Net loss, computed in accordance with GAAP, for the second quarter of 2018 was $5.2 million, or $0.17 net loss per diluted share. This compared to GAAP net income of $14.6 million, or $0.44 net income per diluted share, in the second quarter of 2017, and GAAP net income of $5.6 million, or $0.17 net income per diluted share, in the first quarter of 2018. Non-GAAP net income was $0.57 per diluted share in the second quarter of 2018, as compared to non-GAAP net income of $0.60 per diluted share in the second quarter of 2017 and $0.62 per diluted share in the first quarter of 2018.

Operating margin, computed in accordance with GAAP, for the second quarter of 2018 was (0.8)%, as compared to 5.8% in the year ago comparable quarter, and 2.5% in the first quarter of 2018. Non-GAAP operating margin was 5.9% in the second quarter of 2018, as compared to 8.5% in the second quarter of 2017 and 7.5% in the first quarter of 2018.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had an excellent second quarter in 2018, driven by Arlo, Orbi, the Nighthawk Pro Gaming Router, cable modems and gateways, and our SMB switches. As a result our net revenue for the quarter came in well above the revenue guidance range provided. We are also excited to see year-over-year revenue growth in all three segments for Q2, which drove 10.9% topline growth for NETGEAR overall."

Mr. Lo continued, "We continue to focus on the successful separation of the Arlo business from NETGEAR, as well as driving our subscription services strategy for all three segments."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the second quarter of 2018, we used cash flow from operations of $16.9 million, which brings our total cash flow generated over the trailing twelve months to $124.2 million."

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, commented, "Looking forward to the third quarter of 2018, we expect net revenue to be in the range of $380 million to $395 million. GAAP operating margin is expected to be in the range of (2.2)% to (1.2)%, which includes approximately $11.0 million of one-time costs associated with the separation, including professional services fees for various advisory and audit related costs. Non-GAAP operating margin is expected to be in the range of 4.0% to 5.0%, which includes approximately $19.0 million of costs associated with the separation of Arlo and the corresponding dis-synergies created as we hire talent to duplicate certain roles as that business stands up on its own. Our GAAP tax rate is expected to be approximately 108.0% and our non-GAAP tax rate is expected to be approximately 23.5% for the third quarter of 2018."

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	September 30, 2018
	Operating Margin Rate	Tax Rate
GAAP	(2.2)% - (1.2)%	108.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.6%	__
Stock-based compensation expense	2.7%	__
Separation expense	2.9%	__
Tax effects of non-GAAP adjustments	__	(84.5)%
Non-GAAP	4.0% - 5.0%	23.5%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2018 today, Monday, July 23, 2018 at 7:15 a.m. ET (4:15 a.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 5251829. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 27,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2018 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Arlo, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the potential separation of the Arlo business, including NETGEAR’s and Arlo’s expected capital structures, future financial flexibility and ability to pursue their long-term strategies, NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 53 through 77, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2018, filed with the Securities and Exchange Commission on May 4, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, impairment charges to investment, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;

· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Separation expense consists of expenses that are related to the planned separation of the Arlo business from us. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and impairment charges to investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$227,397	$202,870
Short-term investments	128,241	126,926
Accounts receivable, net	343,883	412,798
Inventories	291,459	245,894
Prepaid expenses and other current assets	44,878	27,176
Total current assets	1,035,858	1,015,664
Property and equipment, net	29,137	20,660
Intangibles, net	20,024	24,988
Goodwill	85,463	85,463
Other non-current assets	86,149	61,789
Total assets	$1,256,631	$1,208,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107,704	$111,915
Accrued employee compensation	38,825	27,752
Other accrued liabilities	265,990	222,470
Deferred Revenue	30,674	55,284
Income taxes payable	1,359	7,015
Total current liabilities	444,552	424,436
Non-current income taxes payable	32,199	31,544
Other non-current liabilities	24,144	22,099
Total liabilities	500,895	478,079
Stockholders' equity:
Common stock	32	31
Additional paid-in capital	625,858	603,137
Accumulated other comprehensive loss	(107)	(851)
Retained earnings	129,953	128,168
Total stockholders' equity	755,736	730,485
Total liabilities and stockholders' equity	$1,256,631	$1,208,564

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Net revenue	$366,820	$344,973	$330,723	$711,793	$654,380
Cost of revenue	257,648	240,468	238,787	498,116	465,512
Gross profit	109,172	104,505	91,936	213,677	188,868
Gross margin	29.8%	30.3%	27.8%	30.0%	28.9%
Operating expenses:
Research and development	31,371	28,947	23,357	60,318	46,040
Sales and marketing	46,983	43,658	36,461	90,641	74,690
General and administrative	20,448	16,638	12,950	37,086	26,144
Separation expense	11,984	6,784	—	18,768	—
Restructuring and other charges	1,376	(9)	22	1,367	59
Litigation reserves, net	5	—	53	5	53
Total operating expenses	112,167	96,018	72,843	208,185	146,986
Income (loss) from operations	(2,995)	8,487	19,093	5,492	41,882
Operating margin	(0.8)%	2.5%	5.8%	0.8%	6.4%
Interest income	1,072	748	482	1,820	887
Other income (expense), net	1,061	(1,252)	383	(191)	718
Income (loss) before income taxes	(862)	7,983	19,958	7,121	43,487
Provision for income taxes	4,368	2,393	5,376	6,761	12,911
Net income (loss)	$(5,230)	$5,590	$14,582	$360	$30,576

Net income (loss) per share:
Basic	$(0.17)	$0.18	$0.45	$0.01	$0.94
Diluted	$(0.17)	$0.17	$0.44	$0.01	$0.91

Weighted average shares used to compute net income (loss) per share:
Basic	31,674	31,427	32,352	31,550	32,650
Diluted	31,674	32,660	33,116	32,722	33,656

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

GAAP gross profit	$109,172	$104,505	$91,936	$213,677	$188,868
GAAP gross margin	29.8%	30.3%	27.8%	30.0%	28.9%
Amortization of intangibles	589	705	1,374	1,294	3,985
Stock-based compensation expense	866	852	542	1,718	978
Non-GAAP gross profit	$110,627	$106,062	$93,852	$216,689	$193,831
Non-GAAP gross margin	30.2%	30.7%	28.4%	30.4%	29.6%

GAAP research and development	$31,371	$28,947	$23,357	$60,318	$46,040
Stock-based compensation expense	(1,949)	(1,575)	(1,373)	(3,524)	(2,692)
Non-GAAP research and development	$29,422	$27,372	$21,984	$56,794	$43,348

GAAP sales and marketing	$46,983	$43,658	$36,461	$90,641	$74,690
Amortization of intangibles	(1,757)	(1,756)	(1,772)	(3,513)	(3,543)
Stock-based compensation expense	(2,588)	(2,531)	(1,438)	(5,119)	(2,685)
Non-GAAP sales and marketing	$42,638	$39,371	$33,251	$82,009	$68,462

GAAP general and administrative	$20,448	$16,638	$12,950	$37,086	$26,144
Stock-based compensation expense	(3,567)	(3,192)	(2,348)	(6,759)	(4,474)
Non-GAAP general and administrative	$16,881	$13,446	$10,602	$30,327	$21,670

GAAP total operating expenses	$112,167	$96,018	$72,843	$208,185	$146,986
Amortization of intangibles	(1,757)	(1,756)	(1,772)	(3,513)	(3,543)
Stock-based compensation expense	(8,104)	(7,298)	(5,159)	(15,402)	(9,851)
Separation expense	(11,984)	(6,784)	—	(18,768)	—
Restructuring and other charges	(1,376)	9	(22)	(1,367)	(59)
Litigation reserves, net	(5)	—	(53)	(5)	(53)
Non-GAAP total operating expenses	$88,941	$80,189	$65,837	$169,130	$133,480

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

GAAP operating income (loss)	$(2,995)	$8,487	$19,093	$5,492	$41,882
GAAP operating margin	(0.8)%	2.5%	5.8%	0.8%	6.4%
Amortization of intangibles	2,346	2,461	3,146	4,807	7,528
Stock-based compensation expense	8,970	8,150	5,701	17,120	10,829
Separation expense	11,984	6,784	—	18,768	—
Restructuring and other charges	1,376	(9)	22	1,367	59
Litigation reserves, net	5	—	53	5	53
Non-GAAP operating income	$21,686	$25,873	$28,015	$47,559	$60,351
Non-GAAP operating margin	5.9%	7.5%	8.5%	6.7%	9.2%

GAAP other income (expense), net	$1,061	$(1,252)	$383	$(191)	$718
Impairment charges to investment	—	1,400	—	1,400	—
Non-GAAP other income (expense), net	$1,061	$148	$383	$1,209	$718

GAAP net income (loss)	$(5,230)	$5,590	$14,582	$360	$30,576
Amortization of intangibles	2,346	2,461	3,146	4,807	7,528
Stock-based compensation expense	8,970	8,150	5,701	17,120	10,829
Separation expense	11,984	6,784	—	18,768	—
Restructuring and other charges	1,376	(9)	22	1,367	59
Litigation reserves, net	5	—	53	5	53
Impairment charges to investment	—	1,400	—	1,400	—
Tax effects of above non-GAAP adjustments	(839)	(3,989)	(3,640)	(4,828)	(7,490)
Non-GAAP net income	$18,612	$20,387	$19,864	$38,999	$41,555

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.17)	$0.17	$0.44	$0.01	$0.91
Amortization of intangibles	0.07	0.08	0.09	0.15	0.22
Stock-based compensation expense	0.27	0.25	0.17	0.52	0.32
Separation expense	0.37	0.21	—	0.57	—
Restructuring and other charges	0.04	0.00	0.00	0.04	0.00
Litigation reserves, net	0.00	—	0.00	0.00	0.00
Impairment charges to investment	—	0.04	—	0.04	—
Tax effects of above non-GAAP adjustments	(0.03)	(0.13)	(0.10)	(0.14)	(0.22)
Non-GAAP net income per diluted share*	$0.57	$0.62	$0.60	$1.19	$1.23

Shares used in computing GAAP net income (loss) per diluted share	31,674	32,660	33,116	32,722	33,656
Shares used in computing non-GAAP net income per diluted share	32,742	32,660	33,116	32,722	33,656

* The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	July 1, 2018	April 1, 2018	December 31, 2017	October 1, 2017	July 2, 2017

Cash, cash equivalents and short-term investments	$355,638	$386,237	$329,796	$372,786	$305,523
Cash, cash equivalents and short-term investments per diluted share	$10.86	$11.83	$10.22	$11.51	$9.23

Accounts receivable, net	$343,883	$317,102	$412,798	$295,591	$304,588
Days sales outstanding (DSO)	85	84	95	76	84

Inventories	$291,459	$266,345	$245,894	$249,078	$263,773
Ending inventory turns	3.5	3.6	4.8	4.1	3.6

Weeks of channel inventory:
U.S. retail channel	9.0	8.5	6.7	10.5	8.6
U.S. distribution channel	4.1	4.2	3.9	9.1	4.3
EMEA distribution channel	4.0	5.8	5.9	5.6	4.7
APAC distribution channel	9.5	7.0	8.1	6.3	7.0

Deferred revenue (current and non-current)	$47,967	$46,494	$69,399	$54,916	$44,727

Headcount	1,108	1,047	1,008	982	953
Non-GAAP diluted shares	32,742	32,660	32,270	32,393	33,116

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	July 1, 2018		April 1, 2018		July 2, 2017		July 1, 2018		July 2, 2017
Americas	$259,826	71%	$233,620	68%	$226,949	68%	$493,446	69%	$438,578	67%
EMEA	68,681	19%	66,629	19%	55,204	17%	135,310	19%	113,649	17%
APAC	38,313	10%	44,724	13%	48,570	15%	83,037	12%	102,153	16%
Total	$366,820	100%	$344,973	100%	$330,723	100%	$711,793	100%	$654,380	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Net revenue:
Arlo	$104,813	$96,209	$78,732	$201,022	$139,444
Connected Home	191,164	177,781	185,905	368,945	380,266
SMB	70,843	70,983	66,086	141,826	134,670
Total net revenue	$366,820	$344,973	$330,723	$711,793	$654,380

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Arlo	$7,591	$8,387	$7,972	$15,978	$9,949
Connected Home	46,333	41,797	48,485	88,130	101,678
SMB	700	1,063	588	1,763	1,378
Total service provider net revenue	$54,624	$51,247	$57,045	$105,871	$113,005